EXHIBIT 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 333-237052) and Form S-8 (Nos. 333-145188, 333-110494, 333-183012, 333-264665 and 333-117980) of Exxon Mobil Corporation of our report dated February 22, 2023 relating to the financial statements and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP

Dallas, Texas
February 22, 2023